UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2012 (October 22, 2012)

American Realty Capital Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54690	27-3715929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) (212) 415-6500 Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 22, 2012, the board of directors of American Realty Capital Trust III, Inc. (the “Company”) approved an amendment to the Company’s distribution reinvestment plan (“DRIP”), effective as of November 3, 2012. The Amended and Restated DRIP adds a feature that will permit existing DRIP participants to contribute additional cash to the Company through the DRIP and receive additional shares of the Company’s common stock in exchange therefor. Optional cash purchases under the DRIP will be issued at an initial price of $10.00 per share, limited to 1.0 million shares, subject to the Company’s right to reallocate all or any portion of such shares to the distribution reinvestment component of the DRIP.

A copy of the Amended and Restated DRIP was filed as Appendix A to the Company’s Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-183649) filed on October 23, 2012 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.

Date: October 23, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors